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                                                                   EXHIBIT 10.10

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (this "Agreement") is made and entered into this 1st day of February, 2001, by and between THE CHASE MANHATTAN BANK, a New York state-charted bank ("Chase") and J.P. MORGAN PARTNERS (23A SBIC MANAGER), INC., a Delaware corporation ("Licensee").

                                    RECITALS

      A. Chase has developed and owns a proprietary Internet-based automotive vehicle lease and finance application processing and servicing system known as "DealerTrack" including the intellectual property rights embodied therein. Licensee desires to develop and market an Internet-based automotive vehicle lease and finance application processing and servicing system.

      B. The parties hereto desire to formalize their agreement with respect to the use of the most current version of Chase's DealerTrack system, pursuant to the terms and conditions contained herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Chase and Licensee agree as follows:

1. DEFINITIONS

      1.1 "AUTOMOBILE" means a passenger vehicle or light truck, snowmobiles, recreational vehicles, motorcycles, boats and other watercraft and commercial vehicles. Automobiles do not include manufactured homes.

      1.2 "AUTOMOBILE DEALERSHIP" means a Person primarily engaged in the lease or sale of (or which, as its primary function, participates in the lease or sale of) Automobiles including, without limitation, the lease or sale of Automobiles through the Internet (such as Greenlight.com, Carclub.com, DriveOff.com and Carsdirect.com).

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      1.3 "DEALERTRACK" means the multi-lender Internet-based system used to link Automobile Dealerships, consumers and multiple Financial Institutions to allow submission and tracking of credit applications and the related loans and leases associated with such credit applications to finance the purchase or lease of Automobiles, to allow Financial Institutions to provide information to Automobile Dealerships and/or consumers regarding loans and leases originated by such Financial Institutions through such Automobile Dealerships and/or with such consumers, and to allow such other transactions associated with the sale, leasing or financing of Automobiles, and includes all source code, object code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

      1.4 "FINANCIAL INSTITUTION" means (i) a bank, captive finance company or other similar financial institution, or (ii) any other entity that engages in the business of originating or purchasing Automobile leases, purchasing Automobile retail installment sales contracts, or lending money secured by Automobiles.

      1.5 "PERSON" means any legal person, including, without limitation, any natural person, corporation, partnership, joint venture, association, limited liability company, joint stock company, business trust, unincorporated organization, governmental entity or other entity of every nature, kind and description whatsoever.

      1.6 "THIRD PARTY SOFTWARE" means any computer program, operating system, applications system, firmware or software, including all source code, object code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and which is proprietary to third parties, unaffiliated with Chase.

2. USE OF DEALERTRACK

      2.1 GRANT OF LICENSE FOR DEALERTRACK. Chase hereby grants Licensee, on the terms and conditions set forth herein:

            (a) An exclusive, perpetual, irrevocable license throughout the world to use DealerTrack in connection with the sale of Automobiles only, the leasing of Automobiles only and the financing of Automobiles only;

            (b) An exclusive, perpetual, irrevocable right throughout the world to market, distribute and sub-license DealerTrack solely to Automobile Dealerships, consumers and Financial Institutions in connection with the sale of

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                  Automobiles only, the leasing of Automobiles only and the
                  financing of Automobiles only.

      2.2 Licensee must obtain its own licensed copies of any Third Party Software necessary to use and implement DealerTrack.

      2.3 Except as otherwise provided herein, Licensee shall not: (i) except as set forth in Section 2.1(b) above, disclose DealerTrack to, or allow
DealerTrack to be used by, any third party; or (ii) remove any copyright or proprietary rights notices or legends placed upon or within DealerTrack.

      2.4 Licensee shall have the right to create derivative works from, to modify, to enhance, to maintain and/or to support DealerTrack. Licensee shall have full ownership of any derivative works, modifications, enhancements or other changes or upgrades created by Licensee from DealerTrack, subject to the same terms and conditions relating to the right to use, market, distribute and sub-license the underlying DealerTrack as set forth in this Agreement.

      2.5 In no event shall Chase be obligated to: (i) deliver to Licensee, after the date set forth above any additional documentation or other material or information with respect to DealerTrack; (ii) provide any training with respect to DealerTrack; (iii) provide to Licensee any modifications, enhancements, derivative works, conversions, upgrades, revisions, updates, alterations or changes to DealerTrack; (iv) provide any Third Party Software for the implementation and use of DealerTrack; (v) provide any maintenance or support services to Licensee in connection with DealerTrack or any Third Party Software; or (vi) except as otherwise provided in an interim servicing agreement, if any, entered into between Chase and Licensee, provide assistance of any kind to Licensee with respect to DealerTrack or any Third Party Software.

      2.6 Licensee shall utilize commercially reasonable safeguards in protecting DealerTrack source code, including, without limitation, storing the source code in a locked, fireproof cabinet with access only to those employees, agents or contractors on a need to know basis, and maintaining an access log.

      2.7 Licensee may grant non-exclusive sublicenses of the licenses granted in Section 2.1(b) hereof to Automobile Dealerships and Financial Institutions to permit them to utilize DealerTrack. All sublicenses shall be conditioned upon the sublicensee's compliance with the requirements of Sections 2.3 and 3 hereof, and its acknowledgement of the limitations of liability set forth in Section 9.2 hereof. Licensee shall have no right to sublicense DealerTrack except as provided herein.

      2.8 The parties agree that the licenses granted to Licensee hereunder and the right granted to Licensee hereunder to grant sublicenses are exclusive. Chase has not and will not enter into any licenses with Automobile Dealerships or Financial Institutions in connection with the sale, leasing

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or financing of Automobiles that are the same as or similar to the licenses granted hereunder, or which otherwise grant the rights contained in Sections 2 hereof to any Person.

      2.9 Licensee agrees to use DealerTrack only for the purposes set forth in this Section 2.

      2.10 Except as set forth in Section 2 hereof, Chase hereby reserves for itself all rights not granted exclusively to Licensee in this Agreement, including, without limitation, the right to use DealerTrack as a single-lender Internet-based system to connect Chase and its affiliates to its customers and its branch network in connection with the making of automobile loans and leases. For the avoidance of doubt, Chase agrees that it shall not license in any manner, in whole or in part, DealerTrack to any Financial Institution or any other entity, in connection with the sale, leasing or financing of Automobiles:

      2.11 All rights and licenses granted under or pursuant to this Agreement by Chase to Licensee (including the license granted hereunder ("the License")) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses for rights to "intellectual property" as defined under the Code. The parties hereto agree that Licensee, as licensee of such rights under the Agreement (including the License), shall retain and may fully exercise all of its rights and elections under the Code. The parties hereto further agree that, in the event of the commencement of bankruptcy proceedings by or against Chase under the Code, Licensee shall be entitled to retain all of its rights under this Agreement (including the License).

3. USE AND PROTECTION OF INTELLECTUAL PROPERTY

      3.1 OWNERSHIP OF RIGHTS. Licensee acknowledges and agrees that all rights in and to DealerTrack and related materials and all copyrights, patents, trade secrets and other intellectual property and proprietary rights therein, are and remain the exclusive and confidential property of Chase, subject to the limited rights of use specifically granted to Licensee hereunder.

      3.2 ENFORCEMENT. Licensee shall promptly inform Chase of all infringements of DealerTrack which come to its attention.

4. COMPENSATION

      4.1 NO ROYALTIES. Licensee shall have no duty to pay any royalty or other fee to Chase for the licenses granted herein.

5. WARRANTIES

      5.1 OWNERSHIP. Chase represents that it owns or possesses rights to DealerTrack sufficient to grant the licenses set forth herein. Chase makes no representation or warranty with respect to intellectual property rights in any jurisdiction other than the United States of America. Chase represents that Licensee's use of DealerTrack under this Agreement in the manner authorized

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and as it exists as of the date this Agreement is executed does not violate any intellectual property rights of any third party. Chase represents that it has not received any written communication from any third party asserting that DealerTrack as it exists as of the date this Agreement is executed infringes upon or conflicts with the intellectual property rights of any third party. Chase further represents that DealerTrack being licensed herein is the same DealerTrack that Chase is currently using and sublicensing to Automobile Dealers that have subscribed to use DealerTrack as of the date hereof.

      5.2 DEALERTRACK EXPENDITURES. Chase represents that as of the date this Agreement is executed, Chase and/or its affiliates have incurred and or paid $23,162,000 relating to and/or arising from the research, technology development, business strategic development, operation, marketing and sales of DealerTrack and such amount appears on the balance sheet of Chase or an affiliate thereof, if applicable, in accordance with generally accepted accounting principles. This representation shall survive for 6 months after the execution of this Agreement.

      5.3 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN ARTICLE 5.1 and 5.2, CHASE PROVIDES DEALERTRACK TO LICENSEE "AS IS". CHASE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN DEALERTRACK SHALL MEET LICENSEE'S REQUIREMENTS OR THAT THE OPERATION OF DEALERTRACK SHALL BE UNINTERRUPTED OR ERROR FREE. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF DEALERTRACK IS WITH LICENSEE. CHASE DISCLAIMS ANY OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED.

6. TERM AND TERMINATION

      6.1 This Agreement shall be effective upon the date hereof and shall continue unless and until terminated by the agreement of the parties.

7. CONFIDENTIALITY.

      7.1 Each party that receives any Confidential Information ("Recipient") from the disclosing party ("Owner") agrees that during the existence of this Agreement and thereafter it will hold in strictest confidence, and will not use or disclose to any third party, any Confidential Information of Owner, except as provided in Section 7.2. Each party shall insure compliance with the terms of this Section 7 by its directors, officers, employees, subsidiaries, affiliates, agents and subcontractors. The term "Confidential Information" shall mean all non-public information, whether business or technical in nature, that either party, or such party's agents or affiliates, provides to the other party. If either party has any questions as to what comprises Confidential Information of the other party, it agrees to consult with such other party. Nothing in this
Section 7 shall prohibit or limit Recipient's use of information if (i) at the time of disclosure

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hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by Recipient; (iii) Recipient can demonstrate such information was in Recipient's possession prior to the time of disclosure by Owner and was not acquired directly or indirectly from Owner or its affiliates; or (iv) the information becomes available to Recipient from a third party that is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from Owner or its affiliates.

      7.2 Both parties agree that, during the term of this Agreement and thereafter, Confidential Information will be used by each party solely in the performance of its obligations pursuant to this Agreement. Except as otherwise provided in Section 8 herein, each party will receive Confidential Information in confidence and not disclose, give, sell, or otherwise transfer or make available, directly or indirectly, any Confidential Information to any third party, except as may be necessary to perform its obligations pursuant to this Agreement, and except as may be agreed upon in writing by the other party. Neither party will disclose, furnish, or use in any way whatsoever, and will take measures to prevent its agents, employees and subcontractors from so using, any Confidential Information to which it becomes privy, except as may be necessary for that party to perform its obligations pursuant to this Agreement, and for which the prior written consent of the other party has been obtained.

      7.3 Neither party will disclose Confidential Information to any third party unless (i) required by a federal or state agency or (ii) required by law, including, but not limited to, by deposition, interrogatory, request for documents, or similar process. In the event that Recipient is required to disclose Confidential Information for reasons enumerated in the prior sentence, Recipient shall give Owner notice in a reasonable amount of time prior to Recipient's disclosure of Confidential Information to allow Owner to protect its proprietary interest therein.

      7.4 Each party recognizes that the other party's Confidential Information is of a special, unique, extraordinary and intellectual character, which gives it peculiar value, the loss of which may not be reasonably or adequately compensated in damages in any action at law and that a breach by either party of the provisions of this Section 7 may cause the other party irreparable injury and damage. Each party agrees that either party shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Section 7 by the other party without the necessity of proving damages and that neither party shall not be required to post bond or any other form of guarantee as a condition of such relief. This provision shall not, however, be construed as a waiver of any rights which either party may have for damages or otherwise, nor shall it limit in any way any other remedies which may result from the breach of this Agreement.

      7.5 The terms of this Section 7 shall survive the termination of this Agreement, whether by expiration of time, operation of law, or otherwise.

8. THIRD PARTIES. In the event that Licensee intends to utilize any agent or subcontractor

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to furnish services to create derivative works from, to modify, to enhance, to maintain and/or to support DealerTrack, Licensee shall ensure that, prior to the commencement of such work, such agent or subcontractor executes a Confidentiality Agreement with substantially the same terms and conditions as set forth in Section 7 herein. Licensee shall remain primarily responsible for the breach of any of the provisions of this Agreement by any of its agents or subcontractors.

9. MISCELLANEOUS

      9.1 INDEMNITY.

            (a) Licensee shall indemnify, protect and hold harmless Chase, its affiliates, officers, employees and agents from and against any and all losses, liabilities, judgements, suits, actions, proceedings, claims, damages, costs (including attorney fees) resulting from or arising out of the use, marketing, distribution and sub-licensing by Licensee of DealerTrack.

            (b) Chase shall indemnify, protect and hold harmless the Licensee, its affiliates, officers, employees and agents from and against any and all losses, liabilities, judgements, suits, actions, proceedings, claims, damages, costs (including attorney fees) to the extent that it is based upon a claim of breach of Chase's warranty as set forth in Article 5.1.

      9.2 LIABILITY FOR BREACH. EXCEPT AS OTHERWISE SET FORTH BELOW, NEITHER PARTY NOR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, LOSS OF GOOD WILL, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUES OR LOST PROFITS) OR SIMILAR DAMAGES, WHETHER BASED IN TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, UNDER OR ARISING OUT OF THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IN THE EVENT OF FAILURE OF EXCLUSIVE REMEDIES. IN THE EVENT THAT LICENSEE BREACHES SECTIONS 2.1, 2.3, 2.4, 2.6, 2.7, 2.9 OR 3.1, IN ADDITION TO BEING LIABLE FOR ACTUAL DAMAGES CAUSED BY SUCH BREACH, LICENSEE SHALL ALSO BE LIABLE FOR ANY LOST REVENUES AND LOST PROFITS AND OTHER INDIRECT OR CONSEQUENTIAL DAMAGES.

      9.3 AMENDMENTS; WAIVERS. This Agreement may be amended only by agreement in writing of all parties hereto. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

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      9.4 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

      9.5 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York, irrespective of such State's choice-of-law principles.

      9.6 No ASSIGNMENT. The rights of each party under this Agreement (including any licenses or rights granted hereunder) shall not be assignable by such party without the written consent of the other party hereto, which may be withheld in such other party's sole discretion; except that either party may assign its rights under this Agreement to an affiliate of such party or to any successor corporation or entity whether by purchase of all or substantially all of the assets or outstanding capital stock of such party or by merger or consolidation, without the consent of the other party, provided further, that the other party is given prior written notice and the transferee agrees in writing to be bound by and subject to all of the terms and provisions of this Agreement. Any assignment made or purported to be made contrary to the provisions of this Section shall be void and of no force or effect.

      9.7 COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts and may be delivered by facsimile transmission. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

      9.8 NOTICES. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified airmail, return receipt requested; (iii) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail; (iv) transmitted by facsimile (with a copy of such transmission by postage paid prepaid registered or certified airmail, return receipt requested); or (v) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (b) five (5) days after the date of posting if transmitted by mail. Notice hereunder shall be directed to a party at the address for such party which is set forth below:

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      IF TO CHASE ADDRESSED TO:               IF TO LICENSEE ADDRESSED TO:

      The Chase Manhattan Bank                J.P. Morgan Partners (23A SBIC
      900 Stewart Avenue, 6th Floor           Partners), Inc.
      Garden City, NY 11530                   c/o J.P. Morgan Partners, LLC
      Attention: Jeffrey H. Levine, Esq.      1221 Avenue of the Americas
      Facsimile No.: (516) 745-4528           New York, New York 10020
      E-mail: jeffrey.levine@chase.com        Attention: Steve Murray

or to such other address or to such other person as either party shall have last designated by such notice to the other party hereto.

      9.9 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect.

      9.10 TIME. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

      9.11 USE OF NAME. Neither Chase nor Licensee shall use the other's name, or any abbreviation thereof, for any advertising, promotions, trade displays or other commercial purposes without the prior written consent of the other, and neither Chase nor Licensee shall use the other's logo, or any adaptation thereof, for any of such purposes without such consent.

      9.12 EXPORT ADMINISTRATION. In no event may Licensee export the DealerTrack outside the U.S. unless it has complied fully with all relevant regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act. Licensee will deliver to Chase any requested certification of compliance.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                         THE CHASE MANHATTAN BANK

                                         By:
                                             -------------------------------

                                         Name:

                                         Title:

                                         J.P. MORGAN PARTNERS (23A SBIC
                                         MANAGER), INC.

                                         By:
                                             --------------------------------

                                         Name: ______________________________

                                         Title: _____________________________